EXHIBIT 32.2

Certification of Periodic Financial Report by the Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Solely for the purposes of complying with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned Chief Financial Officer of Apex Resources, Inc. (the Company ), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended December 31, 2018 (the Report ) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 9, 2019	By:	/s/ Linda Bao
	Name:	Linda Bao
	Title:	Chief Financial Officer